EXHIBIT 99(b)


                      LEWIS, RICE & FINGERSH, L.C. (LETTERHEAD)
                           ATTORNEYS AT LAW
                           500 N. BROADWAY
                        ST. LOUIS, MISSOURI 63102


                           January 5, 2000


Honorable Keith Wenzel
Director
Missouri Department of Insurance

     Re:  Settlement Agreement Dated September 20, 1998
          Related to Case No. 98-02-09-001C and Market Conduct
          Report 1716-0795-TGD

Dear Director Wenzel:

     The purpose of this letter ("this Letter Agreement") is to memorialize the terms on which agreement has been reached with respect to a condition precedent contained in the above-described Settlement Agreement (referred to in this Letter Agreement as the "Market Conduct Proceeding Settlement Agreement"). The "Market Conduct Proceeding Settlement Agreement" provides for the resolution of certain claims pending in administrative proceedings styled In Re: Blue Cross Blue Shield of Missouri, et al, No. 98-02-09-00C and Market Conduct Examination No. 1716-0795-TGT (collectively the "Market Conduct Proceedings").

     The Market Conduct Proceeding Settlement Agreement contains, in Paragraph 6, a condition precedent, "Court Approval of Principal Settlement." The "Principal Settlement" referred to is a separate Settlement Agreement of September 20, 1998, to which Blue Cross and Blue Shield of Missouri, RightCHOICE Managed Care, Inc., the Attorney General of Missouri, and the Director of the Missouri Department of Insurance are parties. The parties have determined that the condition precedent contained in paragraph 6 of the Market Conduct Proceeding Settlement Agreement will not be fulfilled. The parties to the Market Conduct Proceeding Settlement Agreement have nonetheless determined to proceed as if that condition precedent had been fulfilled.

     In consideration of their mutual undertakings herein, by this Letter Agreement the parties waive the condition precedent, "Court Approval of Principal Settlement," contained in paragraph 6 of the Market Conduct Proceeding Settlement Agreement. In that there are no other conditions precedent to implementation of the Market Conduct Proceeding Settlement Agreement, further implementation of the Market Conduct Proceeding Settlement Agreement shall proceed as provided for therein. Immediately upon execution of this Letter Agreement by all parties hereto, they shall execute the Stipulation of Settlement in the form attached to the Market Conduct Proceeding Settlement Agreement as Exhibit A, and all parties to that Stipulation of Settlement will forthwith carry out their obligations thereunder.

     This Letter Agreement will be effective on the date of the last signature hereto. It may be executed in counterparts to be exchanged among the parties.

                              Sincerely,


                              /s/  John J. Riffle
                              John J. Riffle

JJR:vla
Attachments


                              /s/  Keith Wenzel
                              Keith Wenzel, in his official capacity
                              as Director, Missouri Department of Insurance


                              BLUE CROSS AND BLUE SHIELD
                              OF MISSOURI


                              By:  /s/  John A. O'Rourke
                                   John A. O'Rourke, President


                              HMO MISSOURI INC.


                              By:  /s/  John A. O'Rourke
                                   John A. O'Rourke, President


                              HEALTHY ALLIANCE LIFE
                              INSURANCE COMPANY


                              By:  /s/  John A. O'Rourke
                                   John A. O'Rourke, President